September 25, 1995



Securities and Exchange Commission
450 Fifth Avenue
Washington, D.C. 20549

     Re:  Nu Horizons Electronics Corp.
          Registration Statement on Form S-3
          ----------------------------------

Gentlemen:

     Reference is made to the filing by Nu Horizons Electronics Corp. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of 333,333 shares of Common Stock of the Company, par value $.0066 per share (the "Common Stock") obtainable upon the conversion of 8.25% Convertible Subordinated Notes (the "Notes").

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form ot its Common Stock certificate and Notes and such other documents as we have deemed necessary or relevant under the circumstances.

     Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock subject to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Notes and the related Note Agreement, as more fully described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     3. The shares of Common Stock reserved for issuance upon the exercise of the Notes, when issued in accordance with the terms and conditions of such Notes and the related Note Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and in the prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,


                                         /s/ BLAU, KRAMER, WACTLAR
                                               & LIEBERMAN, P.C.